U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  January 27, 2006

Innovative Designs, Inc.

(Exact Name of registrant as specified in its Charter)

Delaware

(State of Incorporation)

333-103746

Commission File No.

03-0465528

(IRS Employer Identification No.)

223 North Main Street, Suite 1, Pittsburgh, Pennsylvania 15215

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number  (412) 799-0350

All correspondence to:

Christopher H. Williams, Esquire

Leech Tishman Fuscaldo & Lampl, LLC

Citizens Bank Building, 30th Floor

525 William Penn Place

Pittsburgh, Pennsylvania 15219

(412) 261-1600 Telephone

(412) 227-5551 Facsimile

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On January 24, 2006, Frank Riccelli, acting President of Innovative Designs, Inc. (the “Company”), delivered his letter of resignation to the Company’s Chief Executive Officer resigning his position as President effective on January 24, 2006.  A copy of Mr. Riccelli’s resignation letter is attached to this Form 8-K as Exhibit “A”.

Mr. Riccelli stated that the reason for his resignation is due to increasing responsibilities operating his own private business enterprise.

The Company has agreed to accept Mr. Riccelli’s resignation effective January 26, 2006.  Joseph Riccelli, the Company’s Chief Operating Officer, is to act as the Company’s interim President until the Board of Directors appoints a successor.

Item 9.01. Financial Statements and Exhibits.

        (c)     Exhibits.

         99.1    Resignation Letter dated January 24, 2006.

Pursuant to the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNATURES

Dated:

January 27, 2006

Innovative Designs, Inc.

/s/ Joseph Riccelli__________

By:  Joseph Riccelli

Title:  Chief Executive Officer

EXHIBIT A

January 24, 2006

To Whom It May Concern:

Due to additional responsibilities within my own business, I, Frank Riccelli, by the signing of this document, resign my position as President of Innovative Designs, Inc. effective immediately.  I also forfeit 1,250,000 (one million two hundred and fifty thousand) shares of Innovative Designs, Inc. (IVDN.OB) back to the company.  This now relieves me of any affiliations, in totality, with Innovative Designs, Inc.

Frank Riccelli

/s/ Frank Riccelli